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                                                                     Exhibit 3.5


                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION

                                       OF

                     AMERICAN PACIFIC TECHNOLOGY CORPORATION


Allen Yue and Eric Gravell certify that:

1. They are all of the officers of American Pacific Technology Corporation, a California corporation.

2. The Board of American Pacific Technology Corporation has approved the following Amendment to the Articles of Incorporation:

ARTICLE I of the Articles of Incorporation is amended to read as follows:

                                      I

     The name of the corporation is Chipcards, Inc.

3. The Amendment was approved by the required vote of the shareholders, in accordance with Corporations Code Section 902. The total number of outstanding shares entitled to vote on this Amendment was 2,000,000. The favorable vote of a simple majority of the shares is required to approve the Amendment. The number of shares voting in favor of the Amendment was 2,000,000, a unanimous vote.

4. This Amendment will become effective upon the date of the filing of this Certificate of Amendment.

The undersigned, and each of them, declare under penalty of perjury that the statements set forth in this Certificate are true and correct of their own knowledge.

     Executed of July 28, 2000, at San Francisco, California.


                                /s/ Allen Yue - Director, President
                                -------------------------------------

                                /s/ Eric Gravell - Director, CFO
                                -------------------------------------




                            STATEMENT OF DIFFERENCES
                            ------------------------
The copyright symbol shall be expressed as............................... 'c'
The degree symbol shall be expressed as.................................. [d]
Characters normally expressed as superscript shall be preceded by........ 'pp'
The greater-than-or-equal-to sign shall be expressed as.................. >=